UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3492 (Commission File Number)	75-2677995 (IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas (Address of principal executive offices)	77010 (Zip Code)
(713) 759-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items.
     On March 2, 2007, Halliburton Company (“Halliburton”) commenced an offer to exchange the 135,627,000 shares of KBR, Inc. (“KBR”) common stock it owns for shares of Halliburton common stock (the “Exchange Offer”). In connection with the Exchange Offer, KBR filed a Registration Statement on Form S-4 (File No. 333-141027) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) on March 2, 2007. On March 20, 2007, KBR filed an amendment to the Registration Statement with the SEC (“Amendment No. 1”). The revised prospectus-offer to exchange included in Amendment No. 1 includes updated information regarding KBR’s 50% owned GTL project in Escravos, Nigeria and KBR’s Brown & Root-Condor Spa joint venture. The information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations of KBR — Business Environment and Results of Operations — E&C Segment Activity — Escravos project,” “— Brown & Root Condor Spa” and “Business of KBR — Joint Ventures and Alliances,” and “Risk Factors — Risks Relating to KBR — Risks Relating to Customers and Contracts — A significant portion of KBR’s projects is on a fixed-price basis, subjecting KBR to the risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages — KBR’s engineering, procurement and construction projects may encounter difficulties in the design or engineering phases, related to the procurement of supplies, and due to schedule changes, equipment performance failures, and other factors that may result in additional costs to KBR, reductions in revenue, claims or disputes” and “— Other Risks Relating to KBR — KBR conducts a large portion of its engineering and construction operations through joint ventures. As a result, KBR may have limited control over decisions and controls of joint venture projects and have returns that are not proportional to the risks and resources KBR contributes” is incorporated herein by reference.
     On March 20, 2007, Halliburton issued a press release regarding its expected earnings per share for the first quarter of 2007. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     99.1          Press Release issued March 20, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY
Date: March 20,2007	By:	/s/ Bruce A. Metzinger
		Name:	Bruce A. Metzinger
		Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release issued March 20, 2007.